Exhibit 10.1

                               PURCHASE AGREEMENT


     PURCHASE AGREEMENT, dated September 15, 2005 (this "Agreement"), by and among International Telcell Cellular, LLC, a Delaware limited liability company (the "Purchaser"), Western Wireless International Georgia Corporation, a Delaware corporation (the "Seller"), and for purposes of Section 10.1 and
Section 10.6 only, ALLTEL Corporation, a Delaware corporation ("Guarantor").

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Seller proposes to sell to the Purchaser its 29.59% interest in Telcell Wireless, LLC, a Delaware limited liability company (the "Company"), representing the Seller's entire Percentage Interest in the Company, for an aggregate purchase price of Forty-Three Million United States Dollars (US$43,000,000).

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.1 Definitions. Capitalized terms used, but not defined, herein shall have the meanings ascribed such terms in the Operating Agreement, dated as of January 2, 1998, by and among the Seller, TWG Georgia, L.L.C., a Washington limited liability company, and the Purchaser (the "Operating Agreement"). As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. For purposes of this Agreement, neither the Company nor MagtiCom (or their subsidiaries) shall be deemed to be Affiliates of the Seller.

     "Agreement" means this Agreement as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "Claims" has the meaning set forth in Section 9.1 of this Agreement.

     "Closing" has the meaning set forth in Section 2.2 of this Agreement.

     "Closing Date" has the meaning set forth in Section 2.2 of this Agreement.

     "Company" has the meaning set forth in the recitals to this Agreement.

     "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantor" has the meaning set forth in the preamble to this Agreement.

     "Guaranty" has the meaning set forth in Section 10.1 of this Agreement.

     "Indemnified Party" has the meaning set forth in Section 9.3 of this Agreement.

     "Indemnifying Party" has the meaning set forth in Section 9.3 of this Agreement.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

     "Litigation" means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), hearing, administrative or other proceeding relating to or affecting a party, its business, its records, its policies, its practices, its compliance with Requirements of Law, its actions, its assets or the transactions contemplated by this Agreement.

     "Losses" has the meaning set forth in Section 9.1 of this Agreement.

     "MagtiCom" has the meaning set forth in Section 3.7 of this Agreement.

     "Operating Agreement" has the meaning set forth in the preamble to this Agreement.

     "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Pre-Closing Period" has the meaning set forth in Section 5.4(c) of this Agreement.

     "Purchased Interest" has the meaning set forth in Section 2.1 of this Agreement.

     "Purchaser" has the meaning set forth in the preamble to this Agreement.

     "Purchaser Indemnified Party" has the meaning set forth in Section 9.1 of this Agreement.

     "Purchaser Indemnifying Party" has the meaning set forth in Section 9.2 of this Agreement.

     "Purchaser Releasees" has the meaning set forth in Section 8.1 to this Agreement.

     "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

     "Securities Act" has the meaning set forth in Section 4.6 of this Agreement.

     "Seller" has the meaning set forth in the preamble to this Agreement.

     "Seller Indemnified Party" has the meaning set forth in Section 9.2 of this Agreement.

     "Seller Indemnifying Party" has the meaning set forth in Section 9.1 of this Agreement.

     "Seller Releasees" has the meaning set forth in Section 8.2 to this Agreement.

     "Taxes" means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

                                   ARTICLE II

                    PURCHASE AND SALE OF PERCENTAGE INTEREST
                    ----------------------------------------

     2.1 Purchase and Sale of Percentage Interest. Subject to the terms and conditions herein set forth and in reliance upon the representations, warranties and agreements contained herein, the Seller agrees to sell to the Purchaser free and clear of any and all Liens, and the Purchaser agrees to purchase from the Seller, the Seller's 29.59% limited liability company interest in the Company for the aggregate purchase price of Forty-Three Million United States Dollars (US$43,000,000). The interest in the Company being purchased pursuant to this
Section 2.1 is referred to herein as the "Purchased Interest".

     2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the sale and purchase of the Purchased Interest (the "Closing") shall take place at the New York offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, at 10:00 a.m., local time, on the Business Day upon which the conditions set forth in Article VI shall be satisfied or waived in accordance with this Agreement (other than those conditions that can only be satisfied at the Closing), or at such other time, place and date that the Purchaser and the Seller may agree in writing (the "Closing Date").

     2.3 Closing Deliveries.

          (a) On the Closing Date, the Seller shall deliver to the Purchaser (i) an assignment of the Purchased Interest in substantially the form attached hereto as Exhibit A, and (ii) a certificate of the Seller, dated the Closing Date, as to the incumbency and signature of the officer of the Seller executing this Agreement and the officer's certificate referenced in Section 6.1(c) hereof.

          (b) On the Closing Date, the Purchaser shall deliver to the Seller (i) the aggregate purchase price for the Purchased Interest by wire transfer of immediately available funds to an account designated by the Seller, and (ii) a certificate of the Purchaser, dated the Closing Date, as to the incumbency and signature of the officer of the Purchaser executing this Agreement and the officer's certificate referenced in Section 6.2(c) hereof.

     2.4 Transfer Taxes. The Seller and the Purchaser shall bear equal responsibility for the payment of all state and local sales, documentary and other state and local Taxes, if any, due as a result of the transactions contemplated by this Agreement. The Purchaser shall file all necessary Tax returns and other documents required to be filed with respect to all such Taxes; provided, that the Seller shall furnish or cause to be furnished to the Purchaser, upon request, as promptly as practicable, such information and assistance as is reasonably necessary for the filing of all such Tax returns and other documents required to be filed with respect to all such Taxes.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

     The Seller hereby represents and warrants to the Purchaser as follows:

     3.1 Existence and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     3.2 Authorization; No Contravention. The Seller has been duly authorized to execute, deliver and perform this Agreement, including, without limitation, to sell the Purchased Interest to the Purchaser. The consummation of the transactions contemplated by this Agreement and performance by the Seller of its obligations hereunder will not result in a breach or violation of, a default under, or conflict with the Seller's certificate of incorporation or by-laws or any existing agreement to which it or any of its properties or assets is subject (including, without limitation, the Operating Agreement).

     3.3 Title to Purchased Interest. The Seller is the lawful owner and holder of the Purchased Interest and has full power to transfer to the Purchaser good, valid and marketable title to the Purchased Interest, free and clear of any and all Liens (other than Liens which may be deemed to exist under the Operating Agreement or pursuant to applicable United States federal and state securities laws or laws of the country of Georgia). On the Closing, upon delivery of and payment for the Purchased Interest hereunder, Purchaser will acquire good, valid and marketable title to the Purchased Interest, free and clear of any and all Liens (other than Liens which may be deemed to exist under the Operating Agreement). Upon completion of the transactions contemplated by this Agreement, neither the Seller nor any of its Affiliates will own any limited liability company interest in the Company.

     3.4 Governmental Authorization. No authorizations, consents, approvals, orders, notices, filings, registrations, qualifications and exemptions of, with or from any United States federal, state or local Governmental Authority are required to be obtained or made by or on behalf of the Seller in connection with the execution of this Agreement or the performance of its obligations hereunder.

     3.5 Binding Effect. This Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery by the Purchaser and the Guarantor, this Agreement constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, (b) laws of general applicability relating to or affecting creditors' rights and (c) general equity principles.

     3.6 Litigation. There is no Litigation instituted or pending, or, to the best of the Seller's knowledge, threatened (or unasserted but which may possibly be asserted), involving the Seller or any of its Affiliates which is reasonably likely to prevent the consummation of the transactions contemplated hereby.

     3.7 Information. The Seller and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and MagtiCom, Ltd., a company organized under the laws of the country of Georgia ("MagtiCom"), and materials relating to the sale of the Purchased Interest which have been requested by the Seller. The Seller and its advisors have been afforded the opportunity to ask questions of the Company and MagtiCom relating to the business, finances and operations of the Company and MagtiCom. The Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its sale of the Purchased Interest.

     3.8 No Finder Fees. Except for Rigo Telecommunications, Inc., whose fees shall be the sole responsibility of the Seller, neither the Seller nor any Affiliate thereof has employed any broker, finder, consultant, intermediary or any other Person entitled to a fee in connection with this Agreement or the transactions contemplated hereby and no broker, finder, consultant, intermediary or any other Person is or shall be entitled to a broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby by reason of any agreement with the Seller or any Affiliate thereof.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

     The Purchaser hereby represents and warrants to the Seller as follows:

     4.1 Existence and Power. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     4.2 Authorization; No Contravention. The Purchaser has been duly authorized to execute, deliver and perform this Agreement, including, without limitation, to purchase the Purchased Interest from the Seller. The consummation of the transactions contemplated by this Agreement and performance by the Purchaser of its obligations hereunder will not result in a breach or violation of, a default under, or conflict with the Purchaser's organizational documents or any existing agreement to which it or any of its properties or assets is subject (including, without limitation, the Operating Agreement).

     4.3 Governmental Authorization. No authorizations, consents, approvals, orders, notices, filings, registrations, qualifications and exemptions of, with or from any United States federal, state or local Governmental Authority are required to be obtained or made by or on behalf of the Purchaser in connection with the execution of this Agreement or the performance of its obligations hereunder.

     4.4 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and, assuming due execution and delivery by the Seller and the Guarantor, this Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, (b) laws of general applicability relating to or affecting creditors' rights and (c) general equity principles.

     4.5 Litigation. There is no Litigation instituted or pending, or, to the best of the Purchaser's knowledge, threatened (or unasserted but which may possibly be asserted), involving the Purchaser or any of its Affiliates which is reasonably likely to prevent the consummation of the transactions contemplated hereby.

     4.6 Private Sale. The Purchaser acknowledges that the purchase and sale of the Purchased Interest is not being registered under the securities laws of any state or the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions from registration requirements of such state securities laws and the Securities Act.

     4.7 Information. The Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of Magticom and all materials relating to the purchase of the Purchased Interest which have been requested by the Purchaser. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its purchase of the Purchased Interest.

     4.8 No Finder Fees. Neither the Purchaser nor any Affiliate thereof has employed any broker, finder, consultant, intermediary or any other Person entitled to a fee in connection with this Agreement or the transactions contemplated hereby and no broker, finder, consultant, intermediary or any other Person is or shall be entitled to a broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby by reason of any agreement with the Purchaser or any Affiliate thereof.

                                    ARTICLE V

                                    COVENANTS
                                    ---------

     5.1 Further Assurances. From the date hereof until the Closing, the parties shall use their commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent of the obligations of the parties to consummate the transactions contemplated hereby as set forth in Article VI. The Seller, from time to time after the Closing, at the Purchaser's request and expense, will execute, acknowledge, and deliver to the Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as the Purchaser may reasonably require to effectuate the intent of the transactions contemplated hereby. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions (at the expense of the requesting party) as may be commercially reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

     5.2 Confidentiality. From the date hereof, each party hereto shall not, and each shall cause its subsidiaries not to, issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement, the Purchased Interest or the transactions contemplated hereby without the consent of the other parties hereto, except where such release, announcement or disclosure is required under applicable Requirements of Law, in which case the issuing party shall use its commercially reasonable efforts to consult with the other parties before issuing any such release or making any such public statement; provided, however, that nothing in this Agreement shall restrict the Purchaser or the Seller from disclosing information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such party will use reasonable efforts to notify the other party in advance of such disclosure so as to permit such other party to seek a protective order or otherwise contest such disclosure, and such party will use reasonable efforts to cooperate with the other party in pursuing any such protective order, (c) to the extent that such party reasonably believes it appropriate in order to comply with any Requirement of Law, (d) to such party's officers, directors, shareholders, advisors, employees, members, partners, controlling persons, auditors or counsel, (e) that may be required or appropriate under the rules and regulations of any relevant stock exchange, or (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to the transactions contemplated by this Agreement. In addition to the foregoing, except as required by applicable Requirements of Law, each of the Seller, each of its Affiliates and their respective representatives shall not disclose any confidential information regarding the Company or the Company's subsidiaries and their respective Affiliates, furnished to it or them by the Purchaser or the Company or any of their respective Affiliates, whether such confidential information relates to or is in connection with this Agreement and the negotiations relating thereto or the business, operations, financial condition or prospects of the Company or the Company's subsidiaries, and whether disclosed prior to this Agreement and the negotiations relating thereto or otherwise, provided, that as used herein, confidential information does not include information which (i) is or becomes generally available to the public other than as a result of a wrongful disclosure by the Seller, its Affiliates or their representatives; (ii) was within the possession of any of them prior to its being furnished to any of them by or on behalf of the Company, MagtiCom or their Affiliates, provided that the source of such information is not bound by a confidentiality agreement, or other contractual, legal, or fiduciary obligation with respect to such information; (iii) becomes rightfully available to Seller, its Affiliates or their respective representatives on a non-confidential basis from a source other than the Company, MagtiCom or their Affiliates, provided that such source is not bound by a confidentiality agreement or other contractual, legal, or fiduciary obligation with respect to such information, or
(iv) is independently developed by the Seller, its Affiliates or their respective representatives without any direct or indirect use of the confidential information.

     5.3 Payment of MagtiCom Dividend. The Purchaser and the Seller acknowledge and agree that MagtiCom is not obligated to declare and pay a dividend as a result of any term or provision of this Agreement.

     5.4 Additional Post-Closing Covenants and Agreements.
         ------------------------------------------------

          (a) For a period of three years after the Closing Date, the Purchaser shall maintain the books and records of the Company and MagtiCom in existence as of the Closing Date. Except as otherwise prohibited by applicable Requirements of Law, the Purchaser may destroy such records after the time period specified herein, but only after the Purchaser gives ninety days prior written notice to the Seller and details the contents of the records to be destroyed. The Seller shall have the option to take possession of such records at its own expense within ninety days of the date of such notice by the Purchaser.

          (b) On and after the Closing Date, the Purchaser shall give the Seller and its representatives such access as the Seller may reasonably request to the properties, books, records and employees of the Company and MagtiCom relating to any period ending on or before or including, the Closing Date, for purposes of
(i) investigating, preparing the defense or prosecution of, prosecuting or defending any litigation proceeding, or investigation pending, threatened or anticipated by or against the Seller, except in an action between the parties hereto; provided that (x) the normal conduct of the business shall not be disrupted thereby and (y) in the event of any litigation or threatened litigation between the parties, the foregoing shall in no event be, or be deemed to be, a waiver by a party of any right to assert the attorney-client privilege or other applicable privilege, or (ii) other proper purposes consistent with matters relating to a divested business interest, including, without limitation, for the preparation and filing of any tax return, statement, report or form and any audit, litigation or other proceeding with respect to taxes. Subject to the foregoing, such access shall include, without limitation, assuring the presence of employees of the Company or MagtiCom, at the Seller's expense, as witnesses at depositions, hearings or trials.

          (c) On and after the Closing Date, each of the Seller and the Purchaser shall: (i) assist (and cause their respective Affiliates to assist) the other party in preparing any Tax returns which such other party is responsible for preparing and filing and which are related to (A) the sale of the Purchased Interest pursuant to this Agreement, or (B) any taxable period of the Company or MagtiCom, or portion thereof, occurring on or before the Closing Date (the "Pre-Closing Period"); (ii) cooperate fully in responding to audits by any Governmental Authority of any Tax returns of the Company or MagtiCom for any Pre-Closing Period; (iii) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company or MagtiCom for any Pre-Closing Period; and (iv) furnish the other with copies of all correspondence received from any Governmental Authority in connection with any Tax audit or information request with respect to any Pre-Closing Period.

                                   ARTICLE VI

                               CLOSING CONDITIONS
                               ------------------

     6.1 Conditions To The Obligation of The Purchaser To Close. The obligation of the Purchaser to purchase the Purchased Interest, to pay the purchase price therefor at the Closing and to otherwise consummate the transactions contemplated by this Agreement shall be subject to the satisfaction as determined by, or waiver by, the Purchaser of the following conditions on or before the Closing Date:

          (a) The representations and warranties of the Seller contained in
Article III hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

          (b) The Seller shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Seller on or before the Closing Date.

          (c) The Purchaser shall have received a certificate from the Seller, in form and substance satisfactory to the Purchaser, dated the Closing Date, and signed by the Chief Executive Officer or Chief Financial Officer of the Seller, certifying as to the matters set forth in clauses (a) and (b) of this Section 6.1.

          (d) There shall not be on the Closing Date any judgment, injunction, writ, award, decree or order of any nature of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Purchaser, (a) prohibit or restrict (i) the purchase of the Purchased Interest or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchaser to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Interest were to be purchased hereunder or
(c) restrict the operation of the business of the Purchaser or the Company as conducted on the date hereof in a manner that would have a material adverse effect on the Purchaser or the Company.

          (e) The Purchaser shall have received an opinion of Friedman Kaplan Seiler & Adelman LLP, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit B.

          (f) The Purchaser shall have received, on or after September 12, 2005, a distribution from the Company in an amount equal to Five Million Eight Hundred Sixty-Five Thousand One Hundred Fifty Three United States Dollars (US$5,865,153), which amount is equal to the Purchaser's proportionate share of the Company's proportionate share of a dividend in the aggregate net amount of Seventeen Million United States Dollars (US$17,000,000) paid by MagtiCom.

     6.2 Conditions To The Obligation of The Seller To Close. The obligation of the Seller to sell the Purchased Interest and to otherwise consummate the transactions contemplated by this Agreement shall be subject to the satisfaction as determined by, or waiver by, the Seller of the following conditions on or before the Closing Date:

          (a) The representations and warranties of the Purchaser contained in
Article IV hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

          (b) The Purchaser shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Purchaser on or before the Closing Date.

          (c) The Seller shall have received a certificate from the Purchaser, in form and substance satisfactory to the Seller, dated the Closing Date, and signed by the Chief Executive Officer or Chief Financial Officer of the Purchaser, certifying as to the matters set forth in clauses (a) and (b) of this
Section 6.2.

          (d) There shall not be on the Closing Date any judgment, injunction, writ, award, decree or order of any nature of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Seller, (a) prohibit or restrict (i) the sale of the Purchased Interest or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Seller to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Interest were to be sold hereunder or (c) restrict the operation of the business of the Seller as conducted on the date hereof in a manner that would have a material adverse effect on the Seller.

          (e) The Seller shall have received, on or after September 12, 2005, a distribution from the Company in an amount equal to Two Million Four Hundred Sixty-Four Thousand Eight Hundred Forty Seven United States Dollars (US$2,464,847), which amount is equal to the Seller's proportionate share of the Company's proportionate share of a dividend in the aggregate net amount of Seventeen Million United States Dollars (US$17,000,000) paid by MagtiCom.

                                   ARTICLE VII

                              INTENTIONALLY OMITTED
                              ---------------------

                                  ARTICLE VIII

                                     RELEASE
                                     -------

     8.1 Seller Release. The Seller, on behalf of itself and its representatives, agents, attorneys, employees, shareholders, officers, directors, subsidiaries, parent companies, Affiliates, partners, successors and assigns, for and in consideration of good and valuable consideration and the mutual promises provided for herein, hereby releases and forever discharges from and after the Closing the Company, the Purchaser and MagtiCom, and their respective representatives, agents, attorneys, employees, shareholders, officers, directors, subsidiaries, parent companies, Affiliates, partners, successors and assigns (the "Purchaser Releasees") of and from any and all manner of action or actions, causes of action, suits, debts, dues, sums of money, accounts, losses, costs or expenses (including legal costs and expenses), liability, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands, of any nature whatsoever, whether known or unknown, fixed or contingent, directly on their behalf, derivatively or in any other capacity, against the Purchaser Releasees arising from or relating to Seller's ownership of the Percentage Interest or the business, operations, management, governance or any other matter related to the Company, MagtiCom or their subsidiaries, other than any claims that the Seller may have resulting from or arising out of this Agreement.

     8.2 Purchaser Release. The Purchaser, on behalf of itself and its representatives, agents, attorneys, employees, shareholders, officers, directors, subsidiaries, parent companies, Affiliates, partners, successors and assigns, for and in consideration of good and valuable consideration and the mutual promises provided for herein, hereby releases and forever discharges from and after the Closing the Seller, and its respective representatives, agents, attorneys, employees, shareholders, officers, directors, subsidiaries, parent companies, Affiliates, partners, successors and assigns (the "Seller Releasees") of and from any and all manner of action or actions, causes of action, suits, debts, dues, sums of money, accounts, losses, costs or expenses (including legal costs and expenses), liability, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands, of any nature whatsoever, whether known or unknown, fixed or contingent, directly on their behalf, derivatively or in any other capacity, against the Seller Releasees arising from or relating to Seller's ownership of the Percentage Interest or the business, operations, management, governance or any other matter related to the Company, MagtiCom or their subsidiaries, other than any claims that the Purchaser may have resulting from or arising out of this Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

     9.1 Seller Indemnification. The Seller (the "Seller Indemnifying Party") agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Purchaser Indemnified Party") to the fullest extent permitted by law from and against any and all actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations or written threats thereof (collectively, "Claims") (including, without limitation, any Claim by a third party), losses, damages, expenses or other liabilities (collectively, "Losses") (including reasonable fees, disbursements and other charges of counsel incurred by the Purchaser Indemnified Party (excluding, in each case, special, exemplary, punitive or consequential damages other than any such damages claimed by a third party against a Purchaser Indemnified Party) resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Seller in this Agreement.

     9.2 Purchaser Indemnification. The Purchaser (the "Purchaser Indemnifying Party") agrees to indemnify, defend and hold harmless the Seller and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Seller Indemnified Party") to the fullest extent permitted by law from and against any and all Claims (including, without limitation, any Claim by a third party) and Losses, (including reasonable fees, disbursements and other charges of counsel incurred by the Seller Indemnified Party (excluding, in each case, special, exemplary, punitive or consequential damages other than any such damages claimed by a third party against a Seller Indemnified Party) resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Purchaser in this Agreement.

     9.3 Notification. Each party entitled to indemnification under this Article IX (an "Indemnified Party") shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Person giving the indemnity under this Article IX (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article IX or (b) under this Article IX unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such third party Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld.

     9.4 Limitations. Except in the case of any injunctive relief pursuant to
Section 10.9, the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty, covenant or agreement (to be performed between the date hereof and the Closing Date) made by the parties to this Agreement or otherwise arising from the transactions contemplated hereby shall be the remedies provided by this Article IX, and the parties hereby waive any other statutory, equitable or common law rights or remedies.

                                   ARTICLE X

                                  MISCELLANEOUS
                                  -------------

     10.1 Guarantor Guaranty.

          (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser, as primary obligor and not merely as surety, the performance of, and compliance with, all obligations, covenants, warranties and undertakings of the Seller contained in Article IX of this Agreement (the "Guaranty"). The Guarantor hereby waives promptness, diligence, demand, protest and notice as to the obligations and covenants guaranteed hereby and acceptance of this Guaranty, the right to require the Purchaser to exhaust remedies against any other Person and waives any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor as a guarantor. The Guarantor hereby waives all claims of waiver, release, surrender, abstraction or compromise and all set-offs, counterclaims, cross-claims, recoupments or other defenses that it may have against the Purchaser. The Guarantor agrees to pay the costs and expenses in connection with the enforcement of this Guaranty.

          (b) The obligations of the Guarantor hereunder are unconditional and irrevocable and will not be discharged by: (i) any modification of, or amendment or supplement to, this Agreement; (ii) any furnishing or acceptance of security or any exchange or release of any security; (iii) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to the Seller or any change in the structure of the Seller; (iv) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution, or similar proceedings with respect to the Seller; or
(v) any other occurrence whatsoever, except performance in full of all obligations of the Seller in accordance with the terms and conditions of this Agreement.

          (c) This Guaranty shall: (i) be binding upon the Guarantor, its successors and assigns; (ii) inure to the benefit of, and be enforceable by, the Purchaser and its successors and assigns; and (iii) remain in full force and effect until the performance in full of all obligations of the Seller and the Guarantor in accordance with the terms and provisions of this Agreement.

          (d) The Guarantor hereby represents and warrants to the Purchaser as follows:

               (i) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

               (ii) The Guarantor has been duly authorized to execute, deliver and perform this Agreement. The consummation of the transactions contemplated by this Agreement and the performance by the Guarantor of its obligations hereunder will not result in a breach or violation of, a default under, or conflict with the Guarantor's organizational documents or any existing agreement to which it or any of its properties or assets is subject.

               (iii) No authorizations, consents, approvals, orders, notices, filings, registrations, qualifications and exemptions of, with or from any Governmental Authority are required to be obtained or made by or on behalf of the Guarantor in connection with the execution of this Agreement or the performance of its obligations hereunder.

               (iv) This Agreement has been duly executed and delivered by the Guarantor and, assuming due execution and delivery by the Seller and the Purchaser, this Agreement constitutes the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, (b) laws of general applicability relating to or affecting creditors' rights and (c) general equity principles.

     10.2 Survival. All of the representations, warranties, covenants and agreements made by the parties in this Agreement or pursuant hereto in any certificate, instrument, or document shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement indefinitely.

     10.3 Expenses. Except as otherwise provided herein, each of the parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, accountants and counsel as well as any broker, finder, consultant, intermediary or other Person it employs that is entitled to a fee in connection with this Agreement.

     10.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile or courier service:

               if to the Seller or the Guarantor:

               ALLTEL Corporation
               One Allied Drive
               Little Rock, AR 72202
               Phone: (501) 905-8111
               Facsimile: (501) 905-0962
               Attention: General Counsel

               if to the Purchaser:

               International Telcell Cellular, LLC
               c/o Metromedia International Group, Inc.
               8000 Tower Point Drive
               Charlotte, NC 28227
               Phone: (704) 321-7380
               Facsimile: (704) 845-1835
               Attention: General Counsel

               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison LLP
               1285 Avenue of the Americas
               New York, NY 10019-6064
               Phone: (212) 373-3000
               Facsimile: (212) 757-3990
               Attention: James M. Dubin, Esq.
                          Jeffrey D. Marell, Esq.

     All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) one Business Day after being sent, if sent via a reputable nationwide overnight courier service guaranteeing next business day delivery; (iii) five (5) Business Days after being sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and (iv) when receipt is mechanically acknowledged, if facsimiled. Any party may by notice given in accordance with this Section
10.4 designate another address or Person for receipt of notices hereunder. Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party to whom it is given.

     10.5 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchaser may assign any of its rights under this Agreement to any of its Affiliates, provided that each such assignee shall make the representations and warranties under Article IV and that Purchaser shall not be relieved of any liability or obligation hereunder as a result of such assignment. Neither the Seller nor the Guarantor may assign any of its rights under this Agreement without the prior written consent of the Purchaser. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

     10.6 Amendment and Waiver.

          (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by each party hereto and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on either the Seller or the Guarantor in any case shall entitle the Seller or the Guarantor, respectively, to any other or further notice or demand in similar or other circumstances.

     10.7 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any court of the State of New York located in New York City over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     10.8 WAIVER OF JURY TRIAL. EACH OF THE SELLER AND THE PURCHASER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE SELLER OR THE PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     10.9 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.10 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be conclusively construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto. The parties agree that this Agreement has been negotiated between the parties on an arm's length basis. The parties further agree that each has obtained or had the opportunity to obtain advice from counsel regarding this Agreement's meanings and consequences, and that each has signed this Agreement freely and voluntarily.

     10.11 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     10.12 Entire Agreement. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     10.13 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.


                                          INTERNATIONAL TELCELL CELLULAR, LLC

                                          By: /S/ Mark S. Hauf
                                             -----------------------------------
                                              Name:  Mark S. Hauf
                                              Title: Chief Executive Officer


                                          WESTERN WIRELESS INTERNATIONAL GEORGIA
                                           CORPORATION

                                          By: /S/ Scott Alderman
                                             -----------------------------------
                                              Name:  Scott Alderman
                                              Title: Vice President


                                          ALLTEL CORPORATION hereby executes
                                           this Agreement for purposes of being
                                           bound by Section 10.1 and Section
                                           10.6 only


                                          ALLTEL CORPORATION

                                          By: /S/ Francis X. Frantz
                                             -----------------------------------
                                              Name:  Francis X. Frantz
                                              Title: Executive V.P.